UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): October 28, 2010

(October 28, 2010)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 3, 2010, Cell Therapeutics, Inc. (the “Company”) received a notice from The NASDAQ Stock Market (“NASDAQ”) indicating that for 30 consecutive trading days the closing bid price of the Company’s common stock was below the minimum of $1.00 per share required for the continued listing of its common stock on The NASDAQ Capital Market under NASDAQ Marketplace Rule 5550(a)(2). NASDAQ Marketplace Rule 5810(c)(3)(A) provides the Company with a grace period of 180 calendar days, or until November 1, 2010, to regain compliance. Compliance can only be achieved by demonstrating a closing bid price of the Company’s common stock of $1.00 per share or more for a minimum of ten consecutive trading days before November 1, 2010. Alternatively, the Company may be eligible for an additional 180-day grace period if the Company meets all of the initial listing standards of NASDAQ, with the exception of the closing bid price and the $15 million market value of publicly held shares requirement, and if the Company affirmatively states to NASDAQ its intention to cure the bid price deficiency by the end of the new 180-day period. The Company believes that it was in compliance with all of the initial listing standards as of September 30, 2010, other than the $5 million shareholders’ equity and closing bid price requirements.

As reported in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 (the “Form 10-Q”), the Company’s shareholders’ deficit on September 30, 2010, was approximately $5.7 million. Subsequent to September 30, 2010, the Company completed the previously announced Series 7 Preferred Stock and warrants financing for gross proceeds of $21.0 million, which closed on October 22, 2010. As a result of this financing, as of the date of this filing, the Company believes that its stockholders’ equity exceeds the $5 million shareholders’ equity requirement for initial listing on The NASDAQ Capital Market. In addition, the Company has advised NASDAQ of its intent to cure the bid price deficiency by the expiration of the next 180-day grace period. As a result, the Company is awaiting confirmation from NASDAQ of its eligibility for the new 180-day grace period. The Company intends to make a further announcement on its listing status following receipt of NASDAQ’s determination.

This Current Report on Form 8-K (this “Current Report”) should be read in conjunction with the consolidated financial statements and notes thereto in Item 8 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and the condensed consolidated financial statements and notes thereto in Item 1 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 2 included in the Form 10-Q.

This Current Report includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading prices of the Company’s securities. The risks and uncertainties include the risk that NASDAQ does not agree with the Company’s determination regarding shareholders’ equity, the risk that the Company’s actual expenses from September 30, 2010 through the date of this Current Report significantly exceed the Company’s estimate, and other risk factors listed or described from time to time in the Company’s filings with the Securities and Exchange Commission, including, without limitation, its most recent filings on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this Current Report upon further developments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: October 28, 2010	By:	/S/ LOUIS A. BIANCO
Louis A. Bianco
Executive Vice President, Finance and Administration